Exhibit 10.35

EXECUTION COPY

Portions of this Exhibit 10.35 have been omitted based upon a request for confidential treatment. This Exhibit 10.35, including the non-public information, has been filed separately with the Securities and Exchange Commission. “[*]” designates portions of this document that have been redacted pursuant to the request for confidential treatment filed with the Securities and Exchange Commission.

AMENDMENT NO. 3 TO AMENDED AND RESTATED

PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 3 TO AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT (this “Amendment”), dated as of April 20, 2007, is entered into between AFC FUNDING CORPORATION, an Indiana corporation (the “Company”) and AUTOMOTIVE FINANCE CORPORATION, an Indiana corporation (the “Originator”).

R E C I T A L S

A. The Company and the Originator are parties to that certain Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Agreement”).

B. The Company and the Originator desire to amend the Agreement as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Certain Defined Terms. Capitalized terms used but not defined herein have the meanings provided in the Agreement.

2. Amendments to Agreement. The Agreement is amended as follows:

2.1 Section 1.1(c) is hereby amended in its entirety to read as follows:

(c) all rights to, but not the obligations under, all Related Security (other than with respect to the Contributed Receivables and other than those rights assigned by the Originator to an Originating Lender and not reacquired by the Originator in connection with acquisitions under the related Originating Lender Sale Agreement);

2.2 Section 1.2(b) is hereby amended to replace the phrase “creation or origination” and its grammatical derivatives in each place it appears therein with the phrase “creation, origination or acquisition”.

2.3 Schedule 1.1(b) to the Agreement is hereby replaced with Annex A hereto:

2.4 Each reference to “Insurer” in the Agreement is hereby deleted, each reference to “Control Party” is hereby amended to be a reference to “Majority Purchasers” and each phrase “(or if the Control Party is the Majority Purchasers, the Agent)” is hereby deleted.

2.5 Section 5.11 is hereby amended and restated in its entirety to read as follows:

(a) Each Receivable (together with the Related Rights) that is to be sold or contributed to the Company hereunder is or shall be owned by the Originator, and in the case of the Receivables is free and clear of any Adverse Claim excepting only Permitted Liens. Whenever the Company makes a purchase or accepts a contribution hereunder, it shall have acquired a valid and perfected ownership interest (in the case of the Receivables, free and clear of any Adverse Claim, excepting only Permitted Liens) in all Receivables generated or acquired by the Originator and all Collections related thereto, and in the Originator’s entire right, title and interest in and to the other Related Rights with respect thereto.

(b) [*].

2.6 Section 5.3(a)(ii) is hereby amended to replace the phrase “to generate” with the phrase “to generate, acquire”.

2.7 Schedule 5.13 is hereby updated to replace the address therein with the following address: 13085 Hamilton Crossing Blvd., Suite 310, Carmel, Indiana 46032.

2.8 Section 6.3(a) is hereby amended to delete the phrase “or related Contract, Collections or Related Security” therein.

2.9 Section 7.3 is hereby amended to add the phrase “with respect to the Receivables” after the phrase “a perfected security interest in the items described in Section 1.5, in each case” in the first sentence therein.

2.10 Section 8.1(i) is hereby amended to add the phrase “and in the case of the Receivables” immediately prior to the phrase “free and clear of any Adverse Claim” in each instance in which such phrase occurs.

2.11 Section 9.1 is hereby amended to (i) add the phrase “[*]” immediately prior to the phrase [*] in subsection (d) thereof, and (ii) replace the first sentence of the last paragraph with the following:

[*].

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3. Representations and Warranties. The Originator hereby represents and warrants to the Company as follows:

(a) Representations and Warranties. The representations and warranties of the Originator contained in Article V of the Agreement are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date).

(b) Enforceability. The execution and delivery by the Originator of this Amendment, and the performance of its obligations under this Amendment and the Agreement, as amended hereby, are within its corporate powers and have been duly authorized by all necessary corporate action on its part. This Amendment and the Agreement, as amended hereby, are its valid and legally binding obligations, enforceable in accordance with its terms.

(c) Purchase and Sale Termination Event. No Purchase and Sale Termination Event has occurred and is continuing.

4. Effectiveness. This Amendment shall become effective as of the date hereof upon receipt by the Agent of counterparts of this Amendment duly executed and in form and substance satisfactory to the Agent.

5. Effect of Amendment. Except as expressly amended and modified by this Amendment, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “the Purchase and Sale Agreement,” “this Agreement,” “hereof,” “herein” or words of similar effect, in each case referring to the Agreement, shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as set forth herein.

6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

7. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Indiana without reference to conflict of laws principles.

8. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

AFC FUNDING CORPORATION

By:	/s/ Cameron Hitchcock
Name:	Cameron Hitchcock
Title:	President

AUTOMOTIVE FINANCE CORPORATION

By:	/s/ James E. Money, II
Name:	James E. Money, II
Title:	Vice President of Finance & Treasurer

CONSENTED TO BY:

BMO CAPITAL MARKETS CORP., as Agent

By:	/s/ John Pappano
Name:	John Pappano
Title:	Managing Director

Annex A

Schedule 1.1(b)

Excluded Receivables

“Excluded Receivables” means any Receivable identified on Schedule 1.1(b) of the Purchase and Sale Agreement from time to time and any right to payment under: [*].